ORAL AGREEMENT

BETWEEN

DYNAMIC HYDROCARBONS LTD.

AND

RON PETRUCCI

RE:                                Working Capital Funding

Reference Date:           12 February 2010

Reference Points:

(a)
Ron Petrucci has lent an amount of $9,250 to Dynamic Hydrocarbons (“Dynamic”) for the purpose of providing operating capital prior to Dynamic’s S-1 registration statement becoming effective (“Offering”);

(b)	This $9,250 is non-interest bearing, and is expected to be re-paid upon Dynamic raising a minimum of $25,000 under its Offering unless otherwise agreed;
(c)	If Dynamic requires additional amounts, Ron Petrucci will lend up to an additional $10,000, which amounts lent shall be repayable on a one year term bearing interest at 10%/year.